Exhibit 10.34

Permanent employment agreement

Between

WEIGHT WATCHERS FRANCE whose registered office is located Immeuble « Le Florilège » 4 allée de la Fresnerie 78330 FONTENAY LE FLEURY, represented by Mr. Clive BROTHERS, acting in his capacity as Managing Director, below called “the Company”

ON THE ONE HAND

And

Mrs. Corinne POLLIER-BOUSQUET

Domiciled at [REDACTED]

ON THE OTHER HAND

The parties hereto agree as follow:

EMPLOYER:

The Company may be substituted at any time to any company belonging to the group for the fulfillment of its contractual obligations.

HIRE:

From the 13th October 2003 and subject to the pre-medical examination, the Company hires Mrs. Corinne POLLIER-BOUSQUET according to the conditions stated below.

The Company is subject to the provisions of the staff regulations and collective agreement existing since the 23rd May 2003. Mrs. Corinne POLLIER-BOUSQUET will benefit from the collective agreement applicable to the Company or to any company where Mrs. Corinne POLLIER-BOUSQUET would be transferred.

Mrs. Corinne POLLIER-BOUSQUET who accepts to be hired by the Company, formally declares not to be bound by any other company and being free from any commitments regarding her last employer.

She commits to inform without delay the Company about any changes in her personal situation such as her address, her family statute, etc…

PROFESSIONAL ROLE:

Mrs. Corinne POLLIER-BOUSQUET will be:

From the 13th October 2003 to the 31st December 2003:

FUTURE MANAGING DIRECTOR

FROM the 1st January 2004:

MANAGING DIRECTOR

Her functions will be as follow (see the definition attached).

The work will be executed by Mrs. Corinne POLLIER-BOUSQUET under the authority and within instructions given by her supervisor, Mr. Clive BROTHERS, or other person designated by the Company.

CLASSIFICATION:

Mrs. Corinne POLLIER-BOUSQUET is a senior executive.

SALARY:

Mrs. Corinne POLLIER-BOUSQUET will be paid 120 000 € as gross salary over thirteen months. The monthly gross salary will then be 9 230, 77 € x 13.

As regard to the global economic situation of the Company, to its own results and also to the personal achievement of Mrs. Corinne POLLIER-BOUSQUET, the salary of the latter will be reconsidered on the 1st of July 2004 and every year upon mutual agreement.

This annual negotiation will take place regardless any legal or treaty provision applicable to the Company.

WORK DURATION:

As a senior executive, and with regard to the specific organization of the Company applicable to the employees, Mrs. Corinne POLLIER-BOUSQUET will not be bound by the schedule applicable in the Company.

AWARD – BONUS:

Mrs. Corinne POLLIER-BOUSQUET will receive a bonus compliant with the rule in place in the Company applying to the Country Managers of Weight Watchers Group. From the 1st January to 31st December 2004 a bonus of 60 000 € is guaranteed to Mrs. Corinne POLLIER-BOUSQUET. For the first year, she will receive the highest value between this minimum and the result of the calculation of the above mentioned rule in place.

WORKING PLACE:

Mrs. Corinne POLLIER-BOUSQUET will work at the Company headquarters, in Fontenay le Fleury or any place chosen by the Company in Ile-de-France.

TRAVEL AND EXPENSE REIMBURSEMENT:

Because of her duties, Mrs. Corinne POLLIER-BOUSQUET may have to travel in France or outside, short or long term.

Mrs. Corinne POLLIER-BOUSQUET will be reimbursed of travelling and subsistence expenses upon receipt.

PROVISION OF A COMPANY CAR:

With regard to her duties, the Company will provide Mrs. Corinne POLLIER-BOUSQUET a Company car which will remain its property. That provision will be effective the following month after her arrival and will remain for the length of the agreement.

The car can be used for a personal and professional purpose. The Company will cover all expenses related to the car upon receipt. This provision is a benefit in kind regarding tax and social rules.

The insurance will be paid by the Company.

Mrs. Corinne POLLIER-BOUSQUET commits to inform the Company of any damages on the car within 48 hours maximum. The Company will then take the necessary measures.

Mrs. Corinne POLLIER-BOUSQUET commits to keep the car in perfect conditions. Once the agreement is terminated, Mrs. Corinne POLLIER-BOUSQUET commits to give the car, papers and keys back immediately at the office.

Mrs. Corinne POLLIER-BOUSQUET will be personally responsible for any parking or traffic fine. She will then pay in due time. Mrs. Corinne POLLIER-BOUSQUET commits to inform the Company of any temporary or permanent withdrawal of license, of any fine she would not have yet received the offence notification, in particular if she has to go to court because of the offence (speeding for example). Once the agreement is terminated, Mrs. Corinne POLLIER-BOUSQUET commits to pay the whole fines that could be claimed before or after termination of the agreement.

If Mrs. Corinne POLLIER-BOUSQUET does not comply with these rules, it could be qualified as a fault justifying the car collection.

PAID LEAVES:

Mrs. Corinne POLLIER-BOUSQUET will benefit of 2,5 days each working month and the French bank holidays. The period of vacation will be decided by Mrs. Corinne POLLIER-BOUSQUET and her supervisor considering the needs of the Company.

No leave carryover will be allowed.

OBLIGATIONS:

Mrs. Corinne POLLIER-BOUSQUET commits to respect the instructions and the rules in place in the Company.

TRIAL PERIOD:

A three-month trial period will apply. Both parties will have the opportunity to terminate the agreement, without indemnity. The party who does not wish to continue the contract must inform the other party in writing at least 8 days before the desired departure date. This notice may be notified until the last day of the trial period.

Any interruption occurring during the trial period (illness, holidays) will extend the length of that period as it has to be effective work.

In case of extension of the trial period which cannot exceed three months, Mrs. Corinne POLLIER-BOUSQUET will be notified of this extension eight days before the end of the termination of the first trial period.

During that extension, the trial can be interrupted by either party, within a prior notice of fifteen days. This notice can be notified within the last day of the extension.

DURATION – PRIOR NOTICE:

The agreement is permanent.

At the end of the trial period, both parties can terminate the agreement. This is subject to the respect of the laws in force and after a three month prior notice. No prior notice will be applicable in case of serious or gross misconduct.

EXCLUSIVITY:

During the agreement Mrs. Corinne POLLIER-BOUSQUET commits to exclusively work for the Company. No other professional activity is allowed, even noncompetitive.

Mrs. Corinne POLLIER-BOUSQUET commits not to have any direct or indirect act of unfair competition during the agreement.

PUBLISHING:

Mrs. Corinne POLLIER-BOUSQUET commits not to publish any studies based on works done for the Company or its clients. She also commits not to disclose any information, results of the clients, etc without the prior consent of the Company.

PROFESSIONAL CONFIDENTIALITY:

During the agreement and after its termination, Mrs. Corinne POLLIER-BOUSQUET commits not to disclose to any company or person any confidential information that could foster competitors. She commits to keep secret any information regarding the finance of the Company or the Company itself and any company belonging to the same Group or their clients.

Mrs. Corinne POLLIER-BOUSQUET commits to keep secret all the information she will gather in the frame of her duties or because of the time she will spend in the Company.

Any failure to this obligation would be seen as a serious misconduct justifying a redundancy.

RESTITUTION AND USE OF THE COMPANY ASSETS:

Any assets of the Company that Mrs. Corinne POLLIER-BOUSQUET would have been entrusted with in her duties notably the files, documentation, correspondence, books, keys, credit cards, vehicle registration, check books, cell phone and other documents remain the Company’s property and will have to be returned.

Mrs. Corinne POLLIER-BOUSQUET will use them solely for a work purpose. She will not make any copy of them without the express consent of the Company.

Mrs. Corinne POLLIER-BOUSQUET commits to return the so-called assets and any copy in her possession the day of her departure from the Company for any cause. She will do it by herself without any prior or formal notice from the Company.

NON-COMPETE OBLIGATION:

For any reason of termination of the agreement, Mrs. Corinne POLLIER-BOUSQUET commits not to work for any competing firm or to have any interest at any manufacturing and trading of products or services that could compete the activities of the Company.

This clause applies to any sort of termination of contract intervened as soon as the trial period will be finished.

By violating this clause, Mrs. Corinne POLLIER-BOUSQUET would have to pay a fine of 183 € to the Company. This amount will have to be paid for each established breach without any prior notice to cease the prohibited activity. The allocation of the fine does not waive the right of the Company to order under financial compulsion the cessation of the competing activity.

GOVERNING LAW – JURISDICTION:

The agreement is governed by French law. All disputes in connection with this agreement shall be addressed to the French courts.

Done in two original documents

In Fontenay le Fleury,

The 6th of October 2003

/s/ Linda Huett                                                                          /s/ Corinne Pollier-Bousquet

Company                                                                                  Mrs.  Corinne POLLIER-BOUSQUET

                                                                                                   (read and approved)

Mrs. Linda HUETT